Exhibit 99.1

Exhibit 99.1
Plug Power Reports Record Second Quarter;
Raises Guidance for 2021
$124.6 million in Net Revenue and $126.3 million in Gross Billings, Up 83% and 75% Year over Year
Continues to deliver on all strategic priorities
Launched HYVIA, Renault Group and Plug Power’s joint venture: first-to-market with turnkey hydrogen mobility solutions targeting 30% market share in hydrogen powered light commercial vehicles in Europe by 2030
Continued execution on green hydrogen generation network in North America: Announced plans to build a 15 tons per day green hydrogen plant in Camden County, GA; extending our service network across the entire U.S. East Coast
New markets: Announced strategic partnership with BAE Systems to develop hydrogen-powered electric buses
Continued focus on accelerating the transition to a zero-carbon future: Joined Chart Industries and Baker Hughes as proposed cornerstone investors in the FiveT Hydrogen Fund
Published the company’s first annual ESG report for the year 2020
On track to launch joint ventures with Acciona and SK Group during second half of 2021
Level of activity continues to remain robust in core material handling market along with strong bookings in the electrolyzer business, setting the stage for substantial growth in 2022

Second Quarter 2021 Financial Recap Plug Power shipped 3,666 GenDrive units and had revenue associated with 16 hydrogen infrastructure systems for the second quarter 2021 compared to 2,683 GenDrive units and 4 hydrogen infrastructure systems in the second quarter 2020. Net revenue for this quarter was $124.6 million compared to $68.0 million for the second quarter of 2020. Gross billings were $126.3 million this quarter compared to $72.4 million for the second quarter of 2020.
As highlighted in our first quarter investor letter, gross margin has remained under pressure driven by multiple factors including significant costs sourcing the hydrogen molecule stemming from numerous force majeure shutdowns, substantial costs as we terminated a fuel vendor relationship and transitioned to new providers, and COVID-19 related impact to the global supply chain. These dynamics resulted in ~$31 million associated with the fuel issues and ~$4 million of COVID-19 related costs in the second quarter. Hydrogen vendor transition alone accounted for 2/3 of fuel related cost issues during the quarter.
During the second quarter of 2021, hydrogen prices remained highly elevated as North American supply faced unprecedented pressure due to force majeure events that lasted well beyond expectation. The impact was substantial for the cost of the hydrogen molecule to Plug Power during the quarter given our focus on providing seamless service to our end customer. In addition, we also incurred substantial costs associated with mobilizing our high-pressure tube trailers as we collaborated with our industrial gas partners to ensure minimal impact on customer operations despite a historic supply disruption in the hydrogen industry. Over the last several weeks, the hydrogen industry has turned on ~85 tons per day of hydrogen capacity, or ~30% increase, from the force majeure lows we experienced earlier in the year. This includes 35 tons of new capacity added in July of 2021. Furthermore, as our force majeure resilient green hydrogen generation network in North America comes online, force majeure and industry disruption events like these will be less impactful to Plug Power and the broader hydrogen industry.
Plug Power has now transitioned entirely away from one specific industrial gas supplier that had escalated prices egregiously. Although high, the one-time cost of transition for new tanks, site conversions as well as contract termination fees has set the stage for a lower cost platform going forward and stronger partner relationships. The COVID-19 related costs primarily stem from freight and material costs given the global impact of COVID-19 on the transit industry; these will continue into the second half of 2021 but should begin to abate if the global crisis subsides. As a result of both declining hydrogen prices and declining COVID-19 related costs, and due to our continued efforts into supply diversification, we expect improvement in our margins by the second half of the year.
Margins for the second quarter were also negatively impacted as production is scaled for new products, reliability investments made to extend stack life have continued, and service resources expand to accommodate the rapid growth of our deployments. While volume was up significantly in the second quarter, many of the sites were deployed late, hence a slight mismatch in new resources versus straight-lined service/PPA revenues. This correlation of start-up service resources to commencement of associated commercial billings, should be better balanced in Q3 assuming more linear growth and deployment timing.
As mentioned on the Q1 earnings call, activity in the electrolyzer market has picked up significantly in terms of both volume and size of projects in the company’s funnel. Growth in the electrolyzer business is estimated to be up over 400% in 2021 versus 2020 and expected to continue to grow at robust levels through 2024. As new products scale, we expect to realize significant labor and parts leverage from our reliability and resource investments. Given service platform progression, we expect break-even to slightly positive service margin run rates materializing early in 2022 and progressing towards our 2024 margin targets.
In the first half of 2021, Plug Power completed a restatement of its previously issued financial statements for fiscal years 2018 and 2019. In connection with the restatement process, we incurred additional legal and accounting costs during second quarter 2021. We expect these higher costs to abate going forward now that this activity is behind us. In addition, we had incremental legal and accounting costs associated with various joint venture (JV) activities. We expect these costs continue at some level as we execute on these new JV platforms over 2021.

The New Path to Hydrogen Mobility
Plug Power formally launched the 50-50 JV with Groupe Renault to target 30% of the fuel cell powered light commercial (LCV) market in Europe, which is expected to be 500,000 vehicles in 2030.
HYVIA expects to be first-to-market with turnkey hydrogen mobility solutions including: light commercial vehicles with fuel cells, hydrogen fueling and supply, maintenance, and management of fleets. The JV will operate across four sites in France with the intent to drive the further decarbonization of mobility in Europe positioning France as an industrial, commercial and technology leader. The official launch of the JV is further proof of Plug Power’s commitment to develop strategic partnerships to accelerate its global expansion.
Several teams from Plug Power have relocated to join the HYVIA team in France. We expect to be launching the first three fuel cell vehicle models brought to market by HYVIA in Europe by the end of this year. These vehicles will be based on the Renault Master platform and will be accompanied with the deployment of fueling stations and the supply of green hydrogen.

Plug Power Continues Building the First North American, Force-majeure Resilient Green Hydrogen Supply Network
In the second quarter of 2021, we announced the location of Plug Power’s third green hydrogen plant in Camden County, Georgia to serve customers in the southeastern United States. This plant is expected to produce 15 tons per day of liquid green hydrogen using 100% renewable energy. This supply is intended to fuel transportation applications, including material handling and fuel cell electric vehicle fleets. This plant will join Plug Power’s two previously announced green hydrogen plants:
In Western New York, at the New York Science, Technology and Advanced Manufacturing Park (STAMP), this plant will be North America’s largest green hydrogen production facility with an expected initial production of 45 metric tons per day of green liquid hydrogen.
In South Central Pennsylvania, where the green liquid hydrogen production facility will utilize 100% renewable energy from Brookfield Renewables Holtwood hydroelectric facility with an expected initial production up to 15 tons per day.
The Camden County, Georgia green hydrogen plant is fitting with Plug Power’s previously announced targets of having 500 tons per day of green hydrogen generation capacity by 2025 and 1,000 tons per day globally by 2028. All three liquid green hydrogen plants are expected to be online in summer 2022/early 2023, and along with our existing Tennessee plant, will become part of Plug’s green hydrogen network.
In August of 2021, we broke ground in Georgia with plans to have the first green hydrogen gaseous plant phase up and running before the end of 2021. This will use our 5MW electrolyzer, and the second phase 15 tons per day liquid plant is expected to be operational in the summer of 2022. This site has the potential to be expanded to over 30 tons per day.
In July of 2021, Plug Power finalized a 345 MW wind power purchase agreement (PPA) with Apex Clean Energy to commission the first and largest onshore wind-powered green hydrogen production plant in the world. This green hydrogen plant’s planned initial production of over 30 tons per day of clean liquid hydrogen will have the ability to fuel over 2,000 light commercial vehicles or over 1,000 heavy duty class 8 trucks.

Continued Expansion in New Markets: Plug Power and BAE Partner on Hydrogen-Powered Electric Buses In alignment with Plug Power’s global strategy to drive adoption of hydrogen fuel cell technology for on-road mobility, we announced a strategic agreement with BAE Systems. This partnership will focus on producing a zero-emission powertrain for the heavy-duty transit bus market in North America utilizing Plug Power’s ProGen fuel cell engine. BAE Systems has 25 years of experience driving zero-emissions solutions with more than 13,000 of the company’s electric drive systems operating worldwide. As BAE Systems has been an early advocate for hydrogen-based transit since 1998, this announced partnership fits perfectly with Plug Power’s long experience providing ProGen fuel cell engines for OEM ranging from 30kW to 125kW. Working with BAE Systems, Plug Power will look to bring the benefits of green hydrogen to transit systems in North America in alignment with our global strategy to promote the adoption of hydrogen fuel cell technology in on road mobility. Announced Cornerstone Investment in the FiveT Hydrogen Fund to Drive Green Hydrogen Infrastructure Plug Power will join Chart Industries and Baker Hughes as proposed cornerstone investors with combined investments of €260 million to drive the energy transition to a zero-carbon future. The investments from Plug Power is expected to be €160 million ($200 million) which will enable the FiveT fund to accelerate the build out of hydrogen infrastructure to help unlock the potential of the $10 trillion hydrogen economy. The fund, which is expected to reach €1 billion in total capital commitments, will be led by Pierre Etienne Franc, formerly Vice President of Hydrogen Energy for Air Liquide and Secretary of the Hydrogen Council. Capital formation is very important to build the global hydrogen industry ecosystem. Infrastructure funds like FiveT will play a major role in providing cost effective capital to help accelerate the growth of the industry. Plug Power Issued its First ESG Report for 2020 Our 2020 ESG report illustrated Plug Power’s efforts to link environmental and social impacts to our business strategy to lead the green hydrogen economy on a global basis. This report was written to the standards of SASB, the Fuel Cell Industry, Global Reporting Initiative Standard as well as company-specific Key Performance Indicators. Plug Power is as laser focused on our stakeholders, investors, and their needs as we are on the execution of our green hydrogen strategy. The report’s focus includes Plug Power’s GenDrive, GenFuel, GenSure and ProGen product lines, and the operation of our Latham, NY, Clifton Park, NY, Rochester, NY, Spokane, WA, Romeoville, Il, Dayton, OH and Montreal, Quebec offices. The digital report can be accessed at https://www.plugpower.com/wp-content/uploads/2021/06/PlugPower_2020ESGReport_F.pdf.

In June of 2021, Plug Power also engaged EcoVadis for comprehensive tracking and due diligence into our global supply chain. EcoVadis is a trusted provider of business sustainability intelligence and collaborative improvement tools for global supply chains. This is a natural extension of our ESG focus. Our mandate is that Plug Power will only support activity that promotes the green hydrogen economy. Through the engagement of EcoVadis, we can better partner with our suppliers to strengthen the overall ESG performance of our supply chain; this in turn allows us to not only be more proactive as a company, but also to be good citizens on a global scale. Save the Date for the Third Annual Plug Symposium: Digital Experience on October 14, 2021 The third annual Plug Symposium will be held digitally on October 14, 2021. The program will explore the micro and macro trends influencing the widespread adoption of green hydrogen to accelerate the global energy transition. Attendees will hear industry thought leaders discuss the role of hydrogen and fuel cell solutions in decarbonizing multiple sectors including power, industrial and transportation. Plug Power is advancing the clean hydrogen ecosystem, enabling the integration of green hydrogen and fuel cell power into on-road mobility, data center and aerial applications. Our executives will showcase Plug’s green hydrogen blueprint and unveil exciting product offerings that will provide both cost effective and sustainable solutions to our customers globally.

Event attendees will take a virtual tour of Plug Power’s PEM gigafactory located at our Innovation Center in Rochester NY. Once in full production, the gigafactory is planned to be the world’s largest MEA manufacturer and one of the largest fuel cell and electrolyzer manufacturers, leveraging Plug Power’s expansive know-how. The gigafactory will have an expected annual capacity to produce: 2.5+ gigawatts of total electrical capacity 7M + MEAs/plates 60,000 fuel cell stacks 1 gigawatts of electrolyzer stacks Major equipment has been arriving through the second quarter with ramp-up continuing throughout the year. This state-of-the-art gigafactory and innovation center not only marks a major milestone in the hydrogen fuel cell industry with first of kind manufacturing scale; it marks a significant expansion in the Company’s production and manufacturing capabilities. We look forward to leading in-person tours through the facility in the first half of 2022 as the COVID-19 situation improves. Continuing to Add Top Talent to Execute on Growth Objectives In the past 12 months, we have grown headcount by 100% and expanded into several new geographies. In July of 2021 we announced the hiring of David Mindnich as executive vice president of global manufacturing, a 15-year leader in manufacturing who spearheaded operations for Tesla’s gigafactory. David is leading the modernization of Plug Power’s manufacturing operations and is responsible for optimizing the performance of Plug Power’s global manufacturing facilities. This has been a consistent and focused effort for all of 2021. In May of 2021 Plug Power hired Benjamin Haycraft as the Vice President of Strategy and Business Development, Europe. This appointment further confirmed our plan to accelerate the development of opportunities across Europe. In March of 2021 Plug Power appointed Kyungyeol Song to Plug Power’s Board of Directors. Dr. Song currently serves as Head of Quantum Growth for SK E&S Co., Ltd., a member of the SK Group and has built a career bringing new energy solutions to market. In February of 2021 Plug Power appointed Kimberly Harriman to Plug Power’s Board of Directors, and newest member to the Company’s audit committee. Ms. Harriman has over twenty years of experience in the energy industry and currently serves as Vice President, State Government Relations and Public Affairs, of Avangrid, Inc., an NYSE-listed energy provider operating in 24 states. Also in February of 2021, Plug Power hired Preeti Pande as the new Chief Marketing Officer to develop a comprehensive marketing strategy, promote brand recognition and transform the green energy market through Plug Power’s hydrogen solutions. Preeti has extensive experience in the fuel cell industry and previously served as a Vice President of Product and Strategic Initiatives for Bloom Energy. In February of 2021 David Bow joined Plug Power as Executive Vice President Electrolyzer Sales. David brings over 25 years of extensive global sales, marketing, and business development experience, with a strong operations and engineering foundation having previously worked at Nel Hydrogen as SVP Global Business Development as well as Proton Onsite as SVP Sales and Marketing. In January of 2021, Plug Power hired Ole Hoefelmann as General Manager of its electrolyzer business responsible for the sales, product management, product development and business strategy of Plug Power’s PEM-electrolyzer products. Mr. Hoefelmann is an expert voice in the global hydrogen economy having accumulated a 30-year tenure at Air Liquide S.A. in several executive roles. Mr. Hoefelmann has brought with him extensive international experience spanning the US, Korea, France, Spain, Portugal, and Germany. Plug Power remains focused on, and is continuing to execute against, its four top priorities: Accelerate expansion in green hydrogen generation business. Successfully launch JVs with Renault and plans to launch JV with SK Group and Acciona in the second half of the year. Continue to expand via partnerships, joint ventures, and acquisitions in the hydrogen ecosystem. Expand customer relationships across all businesses to achieve $750M in gross billings in 2022. Again, we would like to thank our employees for their hard work and look forward to what’s ahead. Be well, Andrew Marsh, Paul Middleton, President and CEO Chief Financial Officer

Conference Call Information A conference call will be held today, August 5, 2021. Time: 8:30 am ET Toll-free: 877-405-1239 Direct webcast: https://event.webcasts.com/starthere.jsp?ei=1480056&tp_key=2ad12c1cde The webcast can also be accessed directly from the Plug Power homepage (www.plugpower.com). A playback of the call will be available online for a period following the call. About Plug Power Inc. Plug Power is building the hydrogen economy as the leading provider of comprehensive hydrogen fuel cell (HFC) turnkey solutions. The Company’s innovative technology powers electric motors with hydrogen fuel cells amid an ongoing paradigm shift in the power, energy, and transportation industries to address climate change and energy security, while providing efficiency gains and meeting sustainability goals. Plug Power created the first commercially viable market for hydrogen fuel cell (HFC) technology. As a result, the Company has deployed over 40,000 fuel cell systems for e-mobility, more than anyone else in the world, and has become the largest buyer of liquid hydrogen, having built and operated a hydrogen highway across North America. Plug Power delivers a significant value proposition to end-customers, including meaningful environmental benefits, efficiency gains, fast fueling, and lower operational costs. Plug Power’s vertically integrated GenKey solution ties together all critical elements to power, fuel, and provide service to customers such as Amazon, BMW, The Southern Company, Carrefour, and Walmart. The Company is now leveraging its know-how, modular product architecture and foundational customers to rapidly expand into other key markets including zero-emission on-road vehicles, robotics, and data centers. Source: Plug Power, Inc.

Cautionary Note on Forward-Looking Statements This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug Power Inc. (“Plug”), including but not limited to statements about Plug’s expectation regarding its gross billings in 2022; the expectation that Plug’s first PEM and electrolyzer Gigafactory will be in full production by the fall of 2021 and statements regarding the operational capacity of such Gigafactory; Plug’s plan to build North America’s largest green hydrogen facility and the first of a kind, force-majeure resilient green hydrogen generation network in the United States; Plug’s plan to build three green hydrogen plans in the United States, the date such plants will become operational and the operational capacity of such plants; the belief that hydrogen prices will continue to decline in the second half of 2021 and that Plug’s fuel business margins will improve in the second half of 2021 and 2022; the expectation that Plug’s professional service expenses will abate in Q3 2021; the statement that the JV with Groupe Renault will target a 30% share of the LCV market in Europe and the expectation that the market will comprise of 500,000 vehicles by 2030; the expectation that HYVIA will be the first to market with turnkey hydrogen mobility solutions and target a 30% market share in hydrogen powered light powered vehicles in Europe; the expectation that the first three fuel cell vehicles brought to market by HYVIA will be available by the end of 2021; the expectation that the SK Group partnership will accelerate hydrogen as an alternative energy source in Asian markets; the expectation that Plug’s partnership with ACCIONA will establish a leading green hydrogen platform for Iberia and the timing of the finalization of the joint venture; the expectation that the ACCIONA partnership will target a 20% market share of the green hydrogen business in Spain and Portugal by 2030; the expectation that Plug will successfully achieve its green hydrogen generation targets in 2025 and 2028; the expectation that Plug will ship 50 megawatts of its first flagship electrolyzer solutions to customers in Europe in 2021; the expectation regarding Plug’s relationship with the largest data-center customers and potential deployment of products in the second half of 2021; the expectation that customer activity in the large-scale data center application will be reported before the close of 2021; the statements regarding required power capacity and expected spend on global data center infrastructures; the expectation that Plug’s PEM fuel cell solutions for back-up power in data centers will achieve cost parity with diesel engines by 2024; the expectation regarding Plug’s ability to unlock a portion of the total addressable market; the expectation that Plug will be able to provide Class 6 and Class 8 vehicles with ProGen fuel cell engines to multiple customers; the expectation that Plug and Universal Hydrogen will complete construction of an aircraft powertrain by the end of Q2 2021 and the expectation that their relationship will result in green hydrogen becoming cost competitive with jet fuel by 2025; and the expectation that the first experimental flights will be successfully completed in 2023 and will generate revenue in 2025. You are cautioned that such statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will have been achieved. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Plug in general, see Plug’s public filings with the Securities and Exchange Commission, including the “Risk Factors” section of Plug’s Annual Report on Form 10-K for the year ended December 31, 2020. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. We disclaim any obligation to update forward-looking statements except as may be required by law. Gross Billings Gross billings are based on the invoice value of equipment deployed and services rendered. Invoice value of equipment is measured on a relative basis using cash value within contracts with customers and it is attributed to the period in which the equipment is deployed. To that amount, the Company adds the invoice value for services rendered in the period. These services include fuel provided, extended warranty contracts serviced, power provided under Power Purchase agreements, etc. The Company’s objective in presenting gross billings is to present to investors an operating metric that conveys commercial growth over time. Management also uses this operating metric as a measurement of commercial growth, as well as establishing performance targets, annual budgets and makes operating decisions based in part on gross billings. The significant estimates and assumptions underlying the metric include the allocation of revenue, excluding the provision for warrants, based on relative stand alone selling prices used in our GAAP revenue numbers. Plug Power Investor Contact Roberto Friedlander investors@plugpower.com Plug Power Media Contact Caitlin Coffee Allison+Partners (312) 635-8204 PlugPR@allisonpr.com

Plug Power Inc. and Subsidiaries Consolidated Balance Sheets (In thousands, except share and per share amounts) (Unaudited) June 30, December 31, 2021 2020 Assets Current assets: Cash and cash equivalents $ 3,160,170 $ 1,312,404 Restricted cash 81,460 64,041 Available-for-sale securities, at fair value (amortized cost $1,244,618 and allowance for credit losses of $0 at June 30, 2021) 1,242,721 — Equity securities 120,302 — Accounts receivable 91,359 43,041 Inventory 209,820 139,386 Prepaid expenses and other current assets 60,579 44,324 Total current assets 4,966,411 1,603,196 Restricted cash 347,933 257,839 Property, plant, and equipment, net 110,475 74,549 Right of use assets related to finance leases, net 16,926 5,724 Right of use assets related to operating leases, net 145,803 117,016 Equipment related to power purchase agreements and fuel delivered to customers, net 78,918 75,807 Goodwill 72,083 72,387 Intangible assets, net 38,052 39,251 Other assets 12,225 5,513 Total assets $ 5,788,826 $ 2,251,282 Liabilities and Stockholders’ Equity Current liabilities: Accounts payable $ 70,027 50,198 Accrued expenses 35,405 46,083 Deferred revenue 27,004 23,275 Operating lease liabilities 19,915 14,314 Finance lease liabilities 2,728 903 Finance obligations 33,846 32,717 Current portion of long-term debt 30,403 25,389 Other current liabilities 31,750 29,487 Total current liabilities 251,078 222,366 Deferred revenue 45,272 32,944 Operating lease liabilities 122,203 99,624 Finance lease liabilities 12,380 4,493 Finance obligations 161,959 148,836 Convertible senior notes, net 192,011 85,640 Long-term debt 130,081 150,013 Other liabilities 42,973 40,447 Total liabilities 957,957 784,363 Stockholders’ equity: Common stock, $0.01 par value per share; 750,000,000 shares authorized; Issued (including shares in treasury): 586,848,225 at June 30, 2021 and 473,977,469 at December 31, 2020 5,868 4,740 Additional paid-in capital 6,962,720 3,446,650 Accumulated other comprehensive income 34 2,451 Accumulated deficit (2,097,319) (1,946,488) Less common stock in treasury: 15,926,068 at both June 30, 2021 and December 31, 2020 (40,434) (40,434) Total stockholders’ equity 4,830,869 1,466,919 Total liabilities and stockholders’ equity 5,788,826 2,251,282

Plug Power Inc. and Subsidiaries Consolidated Statement of Operations (In thousands, except share and per share amounts) (Unaudited) Three Months Ended Six Months Ended June 30, June 30, 2021 20202021 2020 Net revenue: Sales of fuel cell systems and related infrastructure $ 99,278 $ 47,746 $ 146,050 $ 68,214 Services performed on fuel cell systems and related infrastructure 5,675 6,236 11,720 12,757 Power Purchase Agreements 8,361 6,579 16,187 13,000 Fuel delivered to customers 11,121 7,372 22,248 14,705 Other 122 62 310 138 Net revenue 124,557 67,995 196,515 108,814 Cost of revenue: Sales of fuel cell systems and related infrastructure 79,913 33,888 108,887 47,862 Services performed on fuel cell systems and related infrastructure 15,475 7,773 28,561 18,120 Provision for loss contracts related to service 6,694 706 8,179 801 Power Purchase Agreements 22,234 14,504 40,577 29,275 Fuel delivered to customers 40,331 11,076 62,474 22,330 Other 208 63 306 144 Total cost of revenue 164,855 68,010 248,984 118,532 Gross loss (40,298) (15) (52,469) (9,718) Operating expenses: Research and development 11,247 4,873 20,989 9,647 Selling, general and administrative 38,652 21,644 64,231 32,753 Change in fair value of contingent consideration (560) — 230 — Total operating expenses 49,339 26,517 85,450 42,400 Operating loss (89,637) (26,532) (137,919) (52,118) Interest (10,268) (13,368) (22,534) (25,157) Other expense, net (70) (94) (268) (151) Realized gain on investments, net 18 — 18 — Change in fair value of equity securities 323 — 323 — Gain on extinguishment of debt — 13,222 — 13,222 Loss before income taxes (99,634) (26,772) (160,380) (64,204) Income tax benefit — 17,371 — 17,371 Net loss attributable to the Company $ (99,634)$ (9,401)$ (160,380)$ (46,833) Preferred stock dividends declared — (13) — (26) Net loss attributable to common stockholders $ (99,634) (9,414)$ (160,380) (46,859) Net loss per share: Basic and diluted $ (0.18) (0.03)$ (0.30) (0.15) Weighted average number of common stock outstanding 567,033,722 316,645,050 540,394,003 310,918,626

Plug Power Inc. and Subsidiaries Consolidated Statement of Cash Flows (In thousands) (Unaudited) Six months ended June 30, 2021 2020 Operating Activities Net loss attributable to the Company $ (160,380)$ (46,833) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation of long-lived assets 9,725 6,069 Amortization of intangible assets 730 398 Stock-based compensation 20,815 6,188 Gain on extinguishment of debt — (13,222) Amortization of debt issuance costs and discount on convertible senior notes 1,726 6,528 Provision for common stock warrants 3,452 7,983 Income tax benefit — (17,371) Loss on service contracts 4,399 277 Fair value adjustment to contingent consideration (230) — Net realized gain on investments (18) — Lease origination costs (4,553) — Change in fair value for equity securities (323) — Changes in operating assets and liabilities that provide (use) cash: Accounts receivable (48,318) (18,333) Inventory (70,588) (37,983) Prepaid expenses, and other assets (22,967) (11,887) Accounts payable, accrued expenses, and other liabilities 4,047 3,903 Deferred revenue 15,848 2,392 Net cash used in operating activities (246,635) (111,891) Investing Activities Purchases of property, plant and equipment (33,062) (5,009) Purchases of equipment related to Power Purchase Agreements and equipment related to fuel delivered to customers (7,598) (6,256) Purchase of available-for-sale securities (1,504,891) — Proceeds from sales and maturities of available-for-sale securities 260,313 — Purchase of equity securities (119,979) — Net cash paid for acquisition — (45,286) Net cash used in investing activities (1,405,217) (56,551) Financing Activities Proceeds from exercise of warrants, net of transaction costs 15,450 — Proceeds from public and private offerings, net of transaction costs 3,587,825 (269) Proceeds from exercise of stock options 4,705 15,798 Proceeds from issuance of convertible senior notes, net — 205,100 Repurchase of convertible senior notes — (90,238) Purchase of capped calls and common stock forward — (16,253) Proceeds from termination of capped calls — 24,158 Principal payments on long-term debt (15,564) (21,626) Proceeds from long-term debt, net — 49,000 Repayments of finance obligations and finance leases (17,281) (11,129) Proceeds from finance obligations 32,159 27,678 Net cash provided by financing activities 3,607,294 182,219 Effect of exchange rate changes on cash (163) (24) Increase in cash, cash equivalents and restricted cash 1,955,279 13,753 Cash, cash equivalents, and restricted cash beginning of period 1,634,284 369,500 Cash, cash equivalents, and restricted cash end of period $ 3,589,563 383,253 Supplemental disclosure of cash flow information Cash paid for interest $ 11,261 9,466 Summary of non-cash activity Recognition of right of use asset—finance leases $ 11,286 $ — Recognition of right of use asset—operating leases 39,271 6,836 Conversion of preferred stock to common stock — 441 Conversion of convertible senior notes to common stock 15,345 — Change in accounts payable related to accrued purchases of property, plant and equipment 6,124 —